                                                                                  EXHIBIT 12
                                                                                  Page 1

                                        PENNSYLVANIA POWER COMPANY
                                    RATIO OF EARNINGS TO FIXED CHARGES


                                                           Year Ended December 31,
                                                  ----------------------------------------
                                                  1990     1991     1992     1993     1994
                                                  ----     ----     ----     ----     ----
                                                           (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items. . .        $25,519  $ 40,197  $30,956  $15,664  $31,260
  Add-
   Interest before reduction for amounts
     capitalized . . . . . . . . . . . .         44,084    44,695   37,028   35,262   34,947
   Provision for income taxes. . . . . .         16,173    24,805   21,079   12,865   24,333
   Interest element of rentals charged
     to income (a) . . . . . . . . . . .          3,158     2,770    2,121    1,662    1,652
                                                -------  --------  -------  -------  -------
     Earnings as defined . . . . . . . .        $88,934  $112,467  $91,184  $65,453  $92,192
                                                =======  ========  =======  =======  =======
FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt . . . . . .        $37,508  $ 37,867  $35,707  $33,208  $32,130
  Interest on nuclear fuel obligations .          1,765     1,013      457      401      519
  Other interest expense . . . . . . . .          4,811     5,815      864    1,653    2,298
  Interest element of rentals charged
   to income (a) . . . . . . . . . . . .          3,158     2,770    2,121    1,662    1,652
                                                -------  --------  -------  -------  -------
     Fixed charges as defined. . . . . .        $47,242  $ 47,465  $39,149  $36,924  $36,599
                                                =======  ========  =======  =======  =======
RATIO OF EARNINGS TO FIXED CHARGES (b) .           1.88      2.37     2.33     1.77     2.52
                                                   ====      ====     ====     ====     ====

- -----------------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $2,232,000, $1,735,000, $1,227,000, $1,078,000 and $935,000 for each of the five years ended
    December 31, 1994, respectively.
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                                                   - 1 -

                                                                                          EXHIBIT 12
                                                                                          Page 2
                                        PENNSYLVANIA POWER COMPANY
                             RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                            STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                           Year Ended December 31,
                                                  ----------------------------------------
                                                  1990     1991     1992     1993     1994
                                                  ----     ----     ----     ----     ----
                                                           (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items. . .        $25,519  $ 40,197  $30,956  $15,664  $31,260
  Add-
   Interest before reduction for
     amounts capitalized . . . . . . . .         44,084    44,695   37,028   35,262   34,947
   Provision for income taxes. . . . . .         16,173    24,805   21,079   12,865   24,333
   Interest element of rentals
     charged to income (a) . . . . . . .          3,158     2,770    2,121    1,662    1,652
                                                -------  --------  -------  -------   ------
     Earnings as defined . . . . . . . .        $88,934  $112,467  $91,184  $65,453  $92,192
                                                =======  ========  =======  =======  =======
FIXED CHARGES AS DEFINED IN REGULATION S-K
 PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
 (PRE-INCOME TAX BASIS):
  Interest on long-term debt . . . . . .        $37,508  $ 37,867  $35,707  $33,208  $32,130
  Interest on nuclear fuel obligations .          1,765     1,013      457      401      519
  Other interest expense . . . . . . . .          4,811     5,815      864    1,653    2,298
  Preferred stock dividend requirements.          9,982     7,722    6,499    5,863    5,364
  Adjustment to preferred stock dividends
   to state on a pre-income tax basis. .          6,281     4,721    4,376    4,757    4,121
  Interest element of rentals charged
   to income (a) . . . . . . . . . . . .          3,158     2,770    2,121    1,662    1,652
                                                -------  --------  -------  -------  -------
   Fixed charges as defined plus preferred
     stock dividend requirements
     (pre-income tax basis). . . . . . .        $63,505  $ 59,908  $50,024  $47,544  $46,084
                                                =======  ========  =======  =======  =======





                                                   - 2 -
RATIO OF EARNINGS TO FIXED CHARGES PLUS
 PREFERRED STOCK DIVIDEND REQUIREMENTS
 (PRE-INCOME TAX BASIS) (b). . . . . . .          1.40       1.88     1.82     1.38     2.00
                                                  ====       ====     ====     ====     ====

- ------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $2,232,000, $1,735,000, $1,227,000, $1,078,000 and $935,000 for each of the five years ended
    December 31, 1994, respectively.


































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